EXHIBIT 10.39

CROCS, INC.

Board of Directors Compensation Plan

On September 20, 2006, the Board of Directors of Crocs, Inc. (the “Company”) approved a new compensation arrangement for non-employee directors effective as of September 1, 2006. The new compensation arrangement provides the following for non-employee directors:

(a)          Annual cash compensation of $40,000 payable to each non-employee director in quarterly payments of $10,000 each;

(b)          Additional annual cash compensation of $10,000 will be payable to the chair of the Audit Committee and $5,000 will be payable to the chairs of the Governance and Nominating Committee, and the Compensation Committee;

(c)          Reimbursement of reasonable out-of-pocket expenses incurred by each director in connection with attendance at meetings of the Board and committees thereof;

(d)          Grant to each non-employee director options to purchase 40,000 shares of Common Stock of the Company upon election to the Board when first elected, each such grant to be made at the fair market value of the Company’s Common Stock on the date of grant and to vest in four equal annual installments on the date of the annual meeting of stockholders each year;

(e)          Annual grant to each director options to purchase 10,000 shares of Common Stock of the Company for each year of service on the Board after the initial appointment to the Board, each such grant to be made at the fair market value of the Company’s Common Stock on the date of grant and to vest in four equal annual installments on the date of the annual meeting of stockholders each year;

(f)           Grant to the Chairman of the Board additional options to purchase 10,000 shares of Common Stock of the Company when first elected as Chairman, such grant to be made at the fair market value of the Company’s Common Stock on the date of grant and to vest in four equal annual installments on the date of the annual meeting of stockholders each year;

(g)          All stock option grants to the Board will have seven (7) year terms; and

(h)          All stock option grants to members of the Board after the initial grant will be made in connection with the annual meeting of stockholders each year.